UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2022

WORLDS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-284115	22-1848316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Royal Road

Brookline, Massachusetts 02445

(Address of principal executive offices) (Zip Code)

(617) 725-8900

Registrant’s telephone number, including area code:

Securities registered or to be registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 1, 2022, Worlds Inc. (the “Company”) received written notice from the OTC Markets Group (“OTC”) notifying the Company that its common shares, $0.001 par value, closed below $0.01 per share for more than 30 consecutive calendar days and no longer meets the Standards for Continued Eligibility for OTCQB as per the OTCQB Standards, Section 2.3(2), which states that the Company must “maintain proprietary priced quotations published by a Market Maker in OTC Link with a minimum closing bid price of $.01 per share on at least one of the prior thirty consecutive calendar days.”

As per Section 4.1 of the OTCQB Standards, the company will be granted a cure period of 90 calendar days during which the minimum closing bid price for the Company’s common stock must be $0.01 or greater for ten consecutive trading days in order to continue trading on the OTCQB marketplace. If this requirement is not met by January 30, 2023, the company will be removed from the OTCQB marketplace.

In the event that the Company’s closing bid price falls below $0.001 at any time for five consecutive trading days, the Company will be immediately removed from OTCQB.

The Company is currently engaged in discussions with various parties with respect to possible transactions, which if consummated, could reasonably be expected to cause the market price of the Company’s common stock to rise above the minimum threshold described above. Such discussions are still in their early stages and no agreements or understandings have been reached with respect to any possible transaction. No assurance can be given that the ongoing discussions and negotiations will result in a consummation of a transaction, and that even if a transaction is consummated that it will result in increasing the market price of the Company’s common stock above the required level.

In the event none of these contemplated transactions are consummated and the market price of the Company’s common stock remains below the minimum threshold described above, the Company intends to implement a reverse stock split to cause the market price of its common stock to rise to the required level.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDS INC.

	By:	/s/ Thom Kidrin
Thom Kidrin
President
November 7, 2022